Exhibit 10.2

Amendment No. 1 to
November 12, 2004 Employment Agreement

AGREEMENT made this 31st day of October, 2006 between CONMED Corporation and Joseph J. Corasanti as follows:

WHEREAS, the Company and Joseph J. Corasanti have agreed to amend the provisions of his Employment Contract.

NOW, THEREFORE, in consideration of One Dollar and all other good and valuable consideration the parties hereto do hereby agree as follows:

1.	Effective January 1, 2007, Section 1 of the Employment Contract is amended in its entirety to provide as follows:

“The Company hereby agrees that you will be employed to serve as President and Chief Executive Officer of the Company during the remaining term of employment set forth in Section 2 of this Agreement. You hereby agree to serve, effective January 1, 2007, as President and Chief Executive Officer of the Company during such term of employment.”

2.	Effective January 1, 2007, the following shall be added at the end of the first sentence of Section 4(a) of the Employment Contract:

“, provided, that after January 1, 2007 such annual base salary shall be at a rate of at least $450,000.”

3.	Effective January 1, 2007, the following shall be added at the end of the first sentence of the second paragraph of Section 4(b) of the Employment Contract:

“, provided that beginning on December 31, 2007 and each subsequent December 31 during the term of this Agreement, such amount credited shall be $150,000.”

CONMED CORPORATION

/s/ Joseph J. Corasanti	By:	/s/ Daniel S. Jonas
Joseph J. Corasanti		Daniel S. Jonas